UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On Monday, August 7, 2006, Aspen Insurance Holdings Limited (‘‘Aspen’’) announced the appointment of Mr. Stuart Sinclair as President and Chief Operating Officer of Aspen, pursuant to which Mr. Sinclair has entered into a service agreement with Aspen. The agreements described below are attached to this Report as Exhibits 10.1 and 10.2.

The service agreement provides as follows:

•	an annual salary of £375,00, subject to annual salary review;

•	eligibility for a cash bonus based on a bonus potential of 125% (this percentage is not a cap or a limit and can be exceeded) during Mr. Sinclair’s employment of such amounts (if any) at such times and subject to such conditions as the Compensation Committee of the Board of Directors of Aspen may in its absolute discretion decide;

•	employment terminates automatically when Mr. Sinclair reaches 65 years of age;

•	employment may be terminated for cause if:

•	the employee becomes bankrupt, is convicted of a criminal offence, commits serious misconduct or other conduct bringing the employee or Aspen or any of its subsidiaries into disrepute;

•	the employee materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business; or

•	the employee breaches any code of conduct or ceases to be registered by any regulatory body;

•	employment may be terminated by the employee without notice for good reason if:

•	the employee's annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee's duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his position;

•	the employee is removed from any of his positions;or

•	the employee is required to relocate more than 50 miles from the employee's current office;

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee;

•	if the employee is terminated without cause or resigns with good reason (as defined in the agreement), the employee is entitled to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee's termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment of the sum of (x) the employee's highest salary rate during the term of the agreement and (y) the average bonus under Aspen’s annual incentive plan actually earned by the employee during the three years (or number of complete years employed, if fewer) immediately prior to the year of termination, and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if Aspen exercises its right to enforce garden leave under the agreement) the severance payment will be inclusive of that payment;

•	if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms. In addition, the employee may be entitled to excise tax gross-up payments;

•	certain provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation for a twelve-month period following termination or resignation;

•	life cover for the benefit of the employee’s beneficiaries of four times basic salary which is fully insured by Aspen; and

•	participation in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in Aspen's pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance.

In addition to his service agreement described above, Mr. Sinclair was awarded the following incentives and awards:

•	a guaranteed bonus of £210,000, payable in March 2007 subject to Mr. Sinclair being an employee at that time and subject to his commencement date with Aspen occurring by the end of September 2006;

•	98,958 options and 1,042 performance shares granted under Aspen’s Share Incentive Plan and subject to the performance criteria provided in the 2006 option and performance share award agreements (the form of 2006 option and award agreements have been previously filed with Aspen’s Annual Report on Form 10-K for fiscal year ended December 31, 2005). The exercise price for the options is $23.19 per share based on the average of the high and low of the share price on August 4, 2006, the day that Mr. Sinclair entered the service agreement;

•	an additional 43,200 options, subject to the performance criteria provided in the 2006 option agreement (the form of 2006 option agreement has been previously filed with Aspen’s Annual Report on Form 10-K for fiscal year ended December 31, 2005), to compensate Mr. Sinclair’s loss of options from his previous employer. The exercise price for the options is $23.19 per share based on the average of the high and low of the share price on August 4, 2006, the day that Mr. Sinclair entered the service agreement;

•	a grant of 23,903 Restricted Stock Units (equivalent to $550,000), based on Aspen’s closing share price on August 4, 2006, to compensate Mr. Sinclair’s loss of Restricted Stock Units from his previous employer;

•	a payment of £31,428 ($55,000) to buy out the option value from Mr. Sinclair’s previous employer; and

•	a payment of £30,000 in relocation costs to the United Kingdom, repayable to Aspen if Mr. Sinclair gives notice of resignation within one year of his official start date.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the agreements described in Item 1.01 above, Mr. Sinclair will assume the position of President and Chief Operating Officer of Aspen. It is anticipated that Mr. Sinclair will begin his employment in September 2006.

The terms of employment described in Item 1.01 above are incorporated by reference into this Item 5.02.

Section 9. Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits

(c)	The following exhibits are filed under Items 1.01 and 5.02 as part of this report:

10.1	Service Agreement between Aspen Insurance UK Services Limited and Stuart Sinclair, dated August 4, 2006.

10.2	Letter from Aspen Insurance UK Limited to Stuart Sinclair dated August 3, 2006 regarding the awards and incentives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: August 10, 2006	By: /s/ Christopher O'Kane
	Name:	Christopher O'Kane
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Service Agreement between Aspen Insurance UK Services Limited and Stuart Sinclair, dated August 4, 2006.
10.2	Letter from Aspen Insurance UK Limited to Stuart Sinclair dated August 3, 2006 regarding the awards and incentives.